Exhibit 10.5

LICENSING AGREEMENT

This Licensing Agreement (“Agreement”) is made and entered into as of the 11th day of December, 2009 (“Effective Date”), by and among SummerHaven Investment Management, LLC (“SHIM”), a Delaware limited liability company with its principal place of business at 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902, and United States Commodity Funds LLC (“USCF”), a Delaware limited liability company with its principal place of business at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502.

WHEREAS,  USCF has under an Advisory Agreement with SHIM dated December 11, 2009 (the “Advisory Agreement”) retained SHIM to provide certain advisory services in connection with the operation of TBD (the “Fund”) that will be registered as a Delaware series trust and offer its units to the public, which units will be traded on a national securities exchange; and

WHEREAS, SHIM is willing to provide such advisory services under the terms of the Advisory Agreement; and

WHEREAS, USCF desires to sublicense the use of certain names and marks (“Service Marks”), including that of a commodity index that is owned, calculated, maintained and published by SummerHaven Index Management, LLC (“SHIX”) and licensed to SHIM (the “Index”), as set forth in Exhibit A (as such Exhibit may be amended from time to time to incorporate new or additional Service Marks or Indices), and the use of the Index, in each case in connection with the Fund, the units of which will be traded on a national securities exchange (the date on which the Fund commences trading, the “Launch Date”); and

WHEREAS, SHIM is willing to sublicense the use of the Index and Service Marks under the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and in reliance upon the mutual promises contained in this Agreement, the parties, intending to be legally bound, agree as follows:

1.	SUBLICENSE

(a)  Subject to the terms and conditions of the Agreement, SHIM hereby grants to USCF and the Fund a non-transferable, non-exclusive sublicense, (i) to use the Index as the basis, or a component, of the Fund, and (ii) subject to Section 1(d), to use and refer to the Index and the Service Marks and to reproduce, modify and create derivative works from any information provided to USCF by SHIM, in each case in connection with the marketing, promotion and sale of the Fund and its shares and in connection with making such disclosure about the Fund as USCF deems necessary or desirable under any applicable laws, rules or regulations in order to indicate the source of the Index (“License”).  SHIM reserves all rights with respect to the Index and the Service Marks except those expressly licensed to USCF hereunder, however, SHIM shall not grant any license or sublicense permitting the use of the Service Marks or Index for an exchange-traded fund on any U.S. or foreign securities exchange by any party other than USCF or the Fund for as long as this Agreement remains in effect and for three (3) months following the termination of this Agreement if a termination has occurred by SHIM under Section 3(a) or Section 3(e)(ii) hereto or by USCF under Section 3(b) hereto.

(b)  Right of First Offer.  The parties agree as follows: (i) SHIM agrees that in the event SHIX develops a commodity index, other than the Index, comprised of at least five commodities (“Other Index”), SHIM shall offer to sublicense such Other Index and provide Services to USCF on substantially similar terms as set forth herein and in the Advisory Agreement taken together, prior to agreeing to license such Other Index to any other person for the purpose of creating an exchange-traded fund on any U.S. or foreign securities exchange, and (ii) USCF shall not create and/or market a fund which trades or benchmarks an Other Index created by a third party as its investment strategy (in whole or in part) without first offering SHIM (as a licensee of SHIX) the ability to create a similar Other Index and license it and provide Services to USCF on substantially similar terms as set forth herein and in the Advisory Agreement taken together.

(c)  USCF acknowledges that as between USCF and SHIX the Index and the Service Marks are the exclusive property of SHIX, and that the Index and its compilation and composition and change therein is in the control and discretion of SHIX.  USCF agrees and acknowledges that no rights to use the Index and the Service Marks are granted hereunder other than those specifically described and expressly granted herein.  SHIM warrants and represents that USCF does not need to obtain a license from any person (other than the License provided herein) with respect to the use of the Index or the exercise of rights under the License.

(d)  USCF shall submit to SHIM, for SHIM’s review and approval, all informational materials to be used in connection with the marketing, promotion, offer or sale of the Fund that in any way use or refer to the Index or any of the Service Marks.  SHIM’s approval shall be required with respect to the use of and description of the Index or any of the Service Marks in all such informational materials; provided that such approval shall not be unreasonably withheld or delayed.  SHIM shall notify USCF of its approval or disapproval of any informational materials submitted for SHIM’s approval within five (5) business days following receipt thereof from USCF.  Once informational materials have been approved by SHIM, subsequent informational materials which do not materially alter the use or description of the Index or the Service Marks, as the case may be, need not be submitted for review and approval.

2.	FEES

For the sublicense provided hereunder, USCF and/or the Fund will pay SHIM a sublicense fee as set forth in the fee schedule attached as Exhibit B to this Agreement.

3.	TERM AND TERMINATION

(a)  This Agreement shall commence on the Effective Date and remain in effect for a period of two (2) years from the Launch Date (“Initial Term”), unless earlier terminated by either USCF or SHIM in accordance with this Article 3.  After the Initial Term, this Agreement shall continue for successive one-year periods unless terminated by either such party as of the end of an annual period by providing at least ninety (90) days written notice of such termination  prior to the end of the annual period or otherwise terminates in accordance with this Article 3.  Upon termination of this Agreement, USCF shall cease to use the Index and the Service Marks.

(b)  If a party (the “Breaching Party”) is in material breach of any terms of this Agreement, either USCF or SHIM, as the case may be, may so notify the Breaching Party in writing, specifying the nature of the breach in reasonable detail.  The Breaching Party shall have thirty (30) calendar days from delivery of that notice to correct the breach; provided that if the breach is not cured within the identified time period, the other party may terminate this Agreement at any time after the thirty (30) days’ written notice to the Breaching Party with another thirty (30) days’ written notice.  Either USCF or SHIM may terminate this Agreement upon thirty (30) days’ written notice to such other party if SHIM or USCF, as the case may be, is dissolved or its existence is terminated; becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; makes a voluntary assignment or transfer of all or substantially all of its property; has a custodian, trustee, or receiver appointed for it, or for all or substantially all of its property; has bankruptcy, reorganization, arrangements, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law for the relief of debtors, instituted by or against it, and, if instituted against it, any of the foregoing is allowed or consented to by the other party or is not dismissed within sixty (60) days after such institution.

(c)  SHIM shall have the right, in its discretion, to cease calculation and publication of the Index and, in the event that the Index is discontinued, to terminate this Agreement as to the Fund using the Index if SHIM does not intend to calculate and publish a replacement or substitute Index.  SHIM shall give USCF at least ninety (90) days’ written notice prior to such discontinuance, which notice shall specify whether a replacement or substitute index will be available.  USCF shall have the option hereunder to use the replacement Index under the terms of this Agreement by notifying SHIM within sixty (60) days of receiving written notice from SHIM regarding the replacement Index, on the same terms and conditions (including payment of fees as set forth in Article 2) as USCF or the Fund previously used the discontinued Index.

(d)  USCF may terminate this Agreement upon written notice to SHIM if (i) USCF is informed of the final adoption of any legislation or regulation that materially impairs USCF’s ability to market, promote, or issue, redeem or list on an exchange, shares of the Fund, (ii) any material litigation or regulatory proceeding regarding the Fund is commenced which requires that the Fund cease existence, and no successor Fund is commenced with similar investment objectives, (iii) USCF elects to terminate the public offering or other distribution of the Fund, (iv) both K. Geert Rouwenhorst and Gary B. Gorton cease to serve as a partner or senior advisor to SHIM, or (v) there is a Change of Control of SHIM. “Change of Control of SHIM” means the occurrence of any of the following: (1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of SHIM, or (2) the sale, lease, transfer, conveyance or other disposition by the members of SHIM (as of the Effective Date) of more than 50% of the outstanding equity of SHIM.

(e)  SHIM may terminate this Agreement upon written notice to USCF if (i) SHIM is informed of the final adoption of any legislation or regulation that materially impairs SHIM’s ability to license or provide the Index under this Agreement, (ii) the Advisory Agreement is terminated by SHIM pursuant to section 3(d)(ii) thereof, (iii) any material litigation or regulatory proceeding regarding the Fund is commenced, or (iv) there is any Change of Control of USCF.  “Change of Control of USCF” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all the assets of USCF, or (2) the sale, lease, transfer, conveyance or other disposition by the members of USCF (as of the Effective Date) of more than 50% of the outstanding equity of USCF.

(f)  No fees under Article 2 of this Agreement will be payable to SHIM by USCF after termination of this Agreement as set forth in this Article 3 except any outstanding fees.  The fee for the month in which this Agreement is terminated will be pro rated based on the number of days in the month during which the Agreement was in effect.

4.	INDEMNIFICATION

(a) USCF shall indemnify, defend and hold SHIM and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “SHIM Indemnified Parties”) harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of any material breach of this Agreement by USCF or any disclosure in the Registration Statement of the Fund (except disclosure about SHIM or the Index that has been specifically approved by SHIM), and out of USCF’s use of the Index or the Service Marks (including, without limitation, in connection with the marketing, promotion and sale of the Fund and its units) other than a case in which SHIM is obligated to indemnify USCF under Article 4(b) and except to the extent Losses are the result of any grossly negligent act or omission of a SHIM Indemnified Party.

(b) SHIM shall indemnify, defend and hold USCF and its affiliates, members, directors, officers, shareholders, employees, representatives, agents, attorneys, successors and assigns (collectively, the “USCF Indemnified Parties”) harmless from and against any and all Losses arising out of (i) any material breach of this Agreement by SHIM, (ii) any disclosure in the Registration Statement of the Fund about SHIM or the Index that has been specifically approved by SHIM, (iii) any claim that SHIM does not possess all rights necessary to grant the License granted by this Agreement, (iv) any claim of infringement, misappropriation, dilution or other violation of the intellectual property or license rights of third parties arising from the use of the Index or the Service Marks as licensed to USCF under this Agreement, except to the extent Losses are the result of any negligent act or omission of an USCF Indemnified Party or (v) the gross negligence, recklessness or willful misconduct of SHIM in providing Services under this Agreement.

(c) Except as otherwise expressly provided herein, in no event shall either USCF or SHIM be liable for any indirect, incidental, special or consequential damages, even if the party or an authorized representative thereof has been advised of the possibility of such damages.  The federal securities laws impose liabilities under certain circumstances on persons who act in good faith; thus, nothing in this Agreement shall in any way constitute a waiver or limitation on any rights which a party may have under the federal securities laws.

(d) Promptly after receipt by any Indemnified Party of notice of the commencement of any action, the Indemnified Party shall, if indemnification is to be sought against the other party (the “Indemnifying Party”) under this Article 4, notify the Indemnifying Party in writing of the commencement thereof, but the omission to notify the Indemnifying Party shall relieve the Indemnifying Party from liability hereunder only to the extent that such omission results in the forfeiture by the Indemnifying Party of rights or defenses with respect to such action.  In any action or proceeding, following provision of proper notice by the Indemnified Party of the existence of such action, the Indemnified Party shall be entitled to participate in any such action and to assume the defense thereof, with counsel of its choice, and after notice from the Indemnifying Party to the Indemnified Party of the Indemnified Party’s election to assume the defense of the action, the Indemnifying Party shall not be liable to such Indemnified Party hereunder for any attorneys’ fees subsequently incurred by the Indemnified Party.  The Indemnified Party shall cooperate in the defense of settlement of claims so assumed.  The Indemnifying Party shall not be liable hereunder for the settlement by the Indemnified Party for any claim or demand unless it has previously approved the settlement or it has been notified of such claim or demand and has failed to provide a defense in accordance with the provisions hereof.  Without limiting the foregoing, in no event may either party make any admission of liability by or on behalf of the other party without such other party’s express prior written consent.

5.	REPRESENTATIONS AND WARRANTIES

(a)  Each party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement.

(b)  SHIM represents and warrants that it has the right to grant sublicenses under the Index and the Service Marks and that to its knowledge use of the Index and Service Marks by USCF as provided herein shall not infringe any trade name, trademark, trade dress, copyright, other proprietary right, or contractual right of any person not a party to this Agreement.  EXCEPT FOR THE WARRANTIES SET FORTH HEREIN, SHIM MAKES NO WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE INDEX OR THE SERVICE MARKS, AND MAKES NO WARRANTY AS TO THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, SHIM DOES NOT GUARANTEE THE QUALITY, ACCURACY, AND/OR COMPLETENESS OF THE INDEX OR THE SERVICE MARKS.

(c)  USCF represents and warrants that: (i) both USCF and the Fund shall not commit any material violations of any applicable law or regulation, including but not limited to banking, commodities and securities laws, and (ii) it will use its best efforts to obtain exemptions from position limits with respect to the Index and the Fund.

(d)  SHIM represents and warrants that both SHIM and SHIX shall not commit any material violations of any applicable law or regulation, including but not limited to banking, commodities and securities laws.

(e) USCF agrees to include the following disclosure or the substance thereof in the Fund’s prospectus:

The Index is the exclusive property of an affiliate of SHIM, which has licensed the use of certain trademarks, service marks and trade names and the Index to SHIM, which has in turn sublicensed certain trademarks, service marks and trade names and the Index for use by USCF.  SHIM is solely responsible for determining the securities included in, and the calculation of, the Index.  Neither SHIM nor its affiliates make any representations regarding the appropriateness of the Fund’s investments for the purpose of tracking the performance of the Index or otherwise.

6.	CONFIDENTIAL INFORMATION

(a) By virtue of this Agreement, either USCF or SHIM may have access to information that is confidential to the other party including, without limitation, all business, technical, financial, customer and/or any other proprietary information of a party, products, processes, tools, services, technical knowledge and any other information and/or materials clearly marked as confidential or information identified as confidential at the time of disclosure or summarized as confidential in a written memorandum delivered to the recipient within thirty (30) calendar days of disclosure, including, without limitation, all information concerning the Index, whether or not so marked (collectively, “Confidential Information”).  Notwithstanding the foregoing, a party’s Confidential Information shall not include information which: (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; or (iv) is independently developed by the other party without reference to any Confidential Information.  In addition, the obligations of this Article 6 do not apply to confidential information that is required to be disclosed pursuant to a duly authorized subpoena, court order, or government authority, provided that to the extent permitted by law the party subject to same shall provide immediate written notice to the other party upon receipt of subpoena, order, or other disclosure requirement prior to such disclosure and allow such other party the opportunity to intervene in the action in order to attempt to enjoin such subpoena, order, or other disclosure requirement.  Such Confidential Information shall remain confidential for all other purposes.

(b) USCF and SHIM agree to secure and protect the Confidential Information of each other in a manner consistent with the maintenance of the other party’s rights therein, using at least as great a degree of care as each party uses to maintain the confidentiality of its own confidential information of a similar nature, but in no event using less than its reasonable efforts.  Neither USCF nor SHIM shall sell, transfer, publish, disclose, or otherwise make available any portion of the Confidential Information of the other party to third parties, except as necessary to perform its obligations under this Agreement or as expressly authorized in this Agreement.  Each party represents that it has, and agrees to maintain, an appropriate agreement with each third party who may have access to Confidential Information sufficient to enable such party to comply with all of the terms of this Agreement.

(c)  USCF and SHIM agree that the unauthorized use by any party of the other party’s Confidential Information will diminish the value of such Confidential Information and will cause substantial and irreparable damage to the party whose Confidential Information was improperly disclosed, and that the remedies generally available at law may be inadequate.  Accordingly, USCF and SHIM agree that a breach of this Article 6 shall entitle SHIM (in the case of a breach by USCF) or USCF (in the case of a breach by SHIM) to seek equitable relief to protect its interest herein, including injunctive relief, as well as money damages.  The parties agree that the obligations under this Article shall survive the termination or expiration of this Agreement.

(d)  Each party shall be free to use for itself and for others in any manner the general knowledge, skill or experience acquired by it in connection with this Agreement.

7.	GENERAL

(a)  Binding Arbitration.  Any controversy or claim arising out of or relating to this Agreement for the breach hereof which cannot be settled by the parties and does not request or require injunctive relief, shall be settled by binding arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) in New York, NY, except to the extent inconsistent with the rules set forth herein.  The parties shall endeavor to appoint a single arbitrator, and failing that, USCF and SHIM may each select one arbitrator with knowledge of the types of Services provided for under this Agreement.  Selection shall be completed within twenty (20) days of the receipt of a demand for arbitration.  If either party fails to select an arbitrator within such twenty (20) day period, the one selected shall act as sole arbitrator.  If two arbitrators have been selected, the two arbitrators selected shall select a third within fifteen (15) days after their selection.  If they fail to do so, the third arbitrator shall be selected by the AAA.  The award of any arbitration shall be final, conclusive and binding on the parties hereto.  The arbitrators may award any legal or equitable remedy.  The arbitration award may include an award of attorneys’ fees to the prevailing party.  Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction.

(b)  Captions Not Determinative.  Titles and paragraph headings herein are for convenient reference only and are not part of this Agreement.

(c)  Independent Contractors.  USCF and SHIM are independent contractors to one another.  Nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between USCF, on the one hand, and SHIM, on the other hand.

(d)  Force Majeure.  No party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any act of God, or any government or any governmental body, any act of war or terrorism, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

(e)  Notice.  All notices, including notices of address changes, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, postage prepaid to the appropriate address below:

If to SHIM:

SummerHaven Investment Management, LLC
Soundview Plaza
Fourth Floor
1286 East Main Street
Stamford, CT 06902
Telephone No.: (203) 352-2700
Telecopier No.: (203) 352-2701

If to USCF:

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, California 94502
Attn: Nicholas D. Gerber
Telephone No.: (510) 522-3336
Telecopier No.: (510) 522-3334

(f)  Severability.  In the event that any provision of this Agreement is held invalid by a court with jurisdiction over the parties, such provision shall be deemed to be restated to be enforceable, in a manner which reflects, as nearly as possible, the intent and economic effect of the invalid provision in accordance with applicable law.  The remainder of this Agreement shall remain in full force and effect.

(g)  Waiver.  The waiver by any party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

(h)  Modification.  No representation or promise hereafter made, nor any modification or amendment of this Agreement, shall be binding unless in writing and executed by duly authorized agents of all parties affected by the modification or amendment.

(i)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

(j)  Assignment.  USCF may not assign this Agreement or any of the rights or obligations granted hereunder without SHIM’s prior written consent, and SHIM may not assign this Agreement or any of the rights or obligations granted hereunder (except to an affiliate under common control) without USCF’s prior written consent.

(k)  Governing Law.  This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of New York, without reference to its conflicts of law principles.

(l)  Survival.  The terms of Articles 4 and 6 shall survive the expiration or termination of this Agreement.

(m)  Authority.  The person signing this Agreement on behalf of each party has been properly authorized and empowered to execute agreements such as this Agreement on behalf of such party.

(n)  Entire Agreement.  This Agreement and any Exhibits constitute the complete agreement between the parties and supersede all previous or contemporaneous agreements, proposals, understandings, and representations, written or oral, with respect to the subject matter addressed herein.

IN WITNESS WHEREOF, the parties have entered into this Licensing Agreement, and intend to be legally bound by it, as of the Effective Date.

SUMMERHAVEN INVESTMENT MANAGEMENT, LLC
Attest:

Ashraf R. Rizvi	By	/s/ Ashraf R. Rizvi
Partner

UNITED STATES COMMODITY FUNDS LLC
Attest:

Howard Mah	By	/s/ Howard Mah
Management Director

EXHIBIT A

Index:

SummerHaven Dynamic Commodity Index, as described in the final prospectus to be filed by the Fund in its initial public offering or as otherwise agreed by USCF and SHIM

Service Marks:

SDCI

Exhibit B

Fee Schedule

USCF and/or the Fund will pay to SHIM (a) an annual fee of $30,000 for the calendar year 2010, and $15,000 annually thereafter, in each case payable within 10 days of the beginning of each calendar year, and (b) an annual sublicense fee of 0.06% (6 basis points) of the average daily assets of the Fund, which shall be paid on a monthly basis (within 5 business days of the end of each calendar month) as follows:

The sublicense fee for each month will be calculated as the sum of daily calculated sublicense fees according to the following formula:

Daily Sublicense Fee = (Total Assets of the Fund x 0.06%) divided by 365.

On days that the units of the Fund are not traded, the Total Assets for the respective sublicense fees will be those determined on the previous day on which the Fund’s units were traded.